                                                                   EXHIBIT 10(a)

AMSOUTH BANK     AmSouth Bank                              Phone: (205) 801-0549
                 1900 5th Avenue North                     Fax:   (205) 801-0745
                 6th Floor
                 Birmingham, AL  35203
--------------------------------------------------------------------------------

                                  July 1, 2002

Martin Industries, Inc.
Attention: Mr. James W. Truitt
Vice President and Chief Financial Officer
P.O. Box 128
Florence, Alabama 35631

Re: Line of Credit (Account #120435-524769); Loan Agreement dated January 7, 1993, as amended April 5, 1994, February 17, 1995, March 15, 1995,
         March 28, 1996, August 28, 1997, January 1, 2000, December 29, 2000,
         January 31, 2001, March 15, 2001, May 15, 2001, June 15, 2001,
         September 1, 2001, October 15, 2001, October 31, 2001, November 9, 2001, November 19, 2001, November 26, 2001, December 19, 2001, January 14, 2002 and April 1, 2002 (collectively "Loan Agreement") by and among Martin Industries, Inc. ("Martin Industries") and AmSouth Bank ("the Bank"). In this letter capitalized terms shall be given the meanings indicated in the Loan Agreement and/or in this letter.

Dear Mr. Truitt:

I am writing this letter to you concerning the indebtedness ("Indebtedness") referenced above of Martin Industries to the Bank and your recent request that the Loan Agreement be amended to effect an extension of the Line of Credit Termination Date. You have also requested a waiver of certain covenants included in the Loan Agreement.

In response to your requests, the Bank hereby amends the Loan Agreement as follows:

         A.       The definition of "Line of Credit Termination Date" in Section
1.02 is amended as follows:

                           LINE OF CREDIT TERMINATION DATE shall
                           mean the earlier to occur of (a) the
                           date on which an Event of Default
                           occurs or (b) August 31, 2002 (or such
                           later termination date as the Borrower
                           and the Lender hereafter agree on in a
                           written extension agreement pursuant
                           to Section 3).

Effective as of July 1, 2002, all references in the Loan Documents to the "Loan Agreement" shall mean the Loan Agreement, as heretofore modified and amended and as further modified and amended hereby.

In all other respects, the Loan Agreement shall remain in full force and effect in accordance with its terms.

In addition to the foregoing, the Bank waives any default or Event of Default arising out of the Borrower's failure to comply with Sections 8.09, 8.11, 8.12,
8.13 and 8.20 of the Loan Agreement with respect to the fiscal periods ended through June 30, 2002.

In addition, the Bank agrees that the payment of the fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000) due to be paid to the Bank by Martin Industries on July 1, 2002 (the "Maturity Fee"), is extended to August 31, 2002; provided, however, that if Martin Industries pays in full all amounts outstanding under the Line of Credit Note on or before July 31, 2002, Martin Industries shall not be obligated to pay the Maturity Fee; and, provided further, that if Martin Industries pays in full all amounts outstanding under the Line of Credit Note following July 31, 2002, but on or before August 15, 2002, Martin Industries shall be obligated to pay only one-half of the Maturity Fee ($50,000.00).

To evidence the acceptance of the foregoing amendments and agreements on the terms and conditions set forth herein, please sign and return to me the enclosed copy of this letter agreement. By so signing the enclosed copy of this letter agreement, Martin Industries acknowledges and agrees to the following terms and conditions of such amendments and agreements:

1. This letter agreement shall not be deemed to be an accord and satisfaction of the Indebtedness or any other obligation owed to the Bank.

2. All collateral that now secures all or any of the Indebtedness shall continue to secure same. Nothing in this letter agreement diminishes any security interest or lien that the Bank has in any assets securing the Indebtedness. All of the collateral, rights, security, and guarantees that the Bank now has to secure any of the Indebtedness due from Martin Industries shall remain in full force and effect and are hereby ratified and confirmed.

3. The Bank reserves all of its rights and remedies under the Loan Agreement, the Security Documents, any other Loan Documents, and/or applicable law, in respect of any Event(s) of Default. The current non-exercise by the Bank of any rights and remedies which it may have shall not constitute a release or waiver of any of its rights and/or remedies or a release or waiver of any Event(s) of Default under the Loan Agreement, the Security Documents, or any other Loan Documents, except for the Waiver provided in this letter agreement. The Bank specifically reserves the right to invoke any and all rights and remedies at any time in its sole discretion.

4. Martin Industries hereby releases, satisfies, cancels, waives, acquits, and forever discharges the Bank, its directors, officers, employees, agents, attorneys, successors and assigns, of and from any and all claims, demands, actions, or causes of action of any kind or character, arising at any time in the past, up to and including the date of this letter agreement, which relate or pertain in any way to the Indebtedness and/or collection of them.

5. The Indebtedness is owed by Martin Industries to the Bank for the amount (exclusive of outstanding letters of credit, ACH exposures and the Bank's attorneys fees) herein stated and there are no defenses, setoffs, or counterclaims with respect thereto:

                                                                            Payoff as of
           General Description                   Obligation No.             July 1, 2002
         -----------------------               ------------------         ----------------
         Line of Credit                              #524769                $7,072,424.35

6. Martin Industries agrees to pay the Indebtedness strictly and promptly in accordance with the terms of the applicable promissory notes or other debt instruments, as specifically modified by the Loan Agreement and this letter agreement.

7. Martin Industries shall pay to the Bank a fee in the total amount of Five Thousand and No/100 Dollars ($5,000.00) upon the execution of this letter agreement. Subject to the terms and conditions otherwise applicable to the making of Advances under the Loan Agreement, Martin Industries may request and receive an Advance to pay the Closing Fee.

8. In the event Martin Industries does not pay in full all amounts outstanding under the Line of Credit on or before July 31, 2002, Martin Industries will issue to the Bank warrants to purchase common stock in Martin Industries equal to ten percent (10%) of the outstanding shares of Martin Industries for a per share purchase price of $0.14. The Bank hereby waives its right to obtain warrants to purchase common stock in Martin Industries as provided for in paragraph 8 of that certain letter agreement between Martin Industries and the Bank dated April 1, 2002 (the "April 2002 Letter Agreement"), and acknowledges and agrees that the obligation of Martin Industries to issue said warrants to purchase common stock to the Bank pursuant to the April 2002 Letter Agreement is null and void and is replaced by the agreement contained in this paragraph 8.

9. Martin Industries agrees to pay to the Bank's counsel, Wilmer, Lee & Rowe, P.A., on or before August 31, 2002, all of its attorney's fees incurred in connection with this amendment and/or the collection of the Indebtedness.

                                  Very truly yours,



                                  /s/ DARLENE CHANDLER
                                  Darlene Chandler
                                  Vice President

cc:  Denson N. Franklin III, Esq.
     S. Dagnal Rowe, Esq.

ACCEPTED AND AGREED TO BY:

                MARTIN INDUSTRIES, INC.



By:               /s/ JAMES W. TRUITT
    -------------------------------------------------
                    James W. Truitt
    Its Vice President and Chief Financial Officer


                                       4